AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of February 1, 2001 by and between Alliance Premier Growth Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of August 20, 1992 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract, as amended, is hereby deleted, and Articles 4 through 17 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 19, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

                  "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

                  "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

                  "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

                  "Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

                  "Foreign Custody Manager" has the meaning set forth in section
         (a)(3) of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.

3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, in accordance with Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section
         3.2.5 hereof.

                  Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

                  The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.2.3    Scope of Delegated Responsibilities:

         (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain.

                  Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f5(c)(1).

         (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder. In such event where the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a) herein, the Foreign Custody Manager will arrange the transfer of the affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Article 3, the Foreign Custody Manager shall have no responsibility for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board and upon Proper Instructions to the Fund's investment adviser an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board and upon Proper Instructions the Fund's investment adviser of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

3.2.6 Standard of Care as Foreign Custody Manager of the Fund. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
         (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the nonterminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3      Eligible Securities Depositories.

3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with a list of Eligible Securities Depositories on Schedule B hereto, as amended from time to time by the Custodian and with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian: a depository's expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants' daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Fund Property Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

                  "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

                  "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     Transactions in Foreign Custody Account.

4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

                  (ii) in connection with any repurchase agreement related to foreign securities;

                  (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

                  (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

                  (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                  (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

                  (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

                  (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

                  (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (xi) in connection with the lending of foreign securities; and

                  (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2. Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

                  (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

                  (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

                  (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

                  (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;


                  (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                  (vi) for payment of part or all of the dividends received in respect of securities sold short; in connection with the borrowing or lending of foreign securities; and

                  (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment setting forth the purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs that have been generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

                  For purposes of this Contract, the term "Institutional Clients" means U.S. registered investment companies or major U.S. commercial banks, insurance companies, pension funds or substantially similar institutions which as part of their ordinary business operations purchase or sell securities and make use of global custody services. The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities except to the extent the Fund incurs loss or damage due to the failure of such nominee to meet its standard of care set forth in the relevant contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund.

                  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held hereunder, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 Tax Law. Except to the extent that imposition of any tax liability arises from the Custodian's failure to perform in accordance with the terms of this section 4.11, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

                  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 4.12, (i) in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or
         (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care; and (ii) the delegation by State Street Bank and Trust Company to its affiliate, State Street Trust Company Canada, of sub-custody duties in Canada shall not relieve State Street Bank and Trust Company of any responsibility for any loss due to the delegation to State Street Trust Company Canada, except (a) such loss as may result from political risk (e.g., exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) and
         (b) other losses (excluding losses resulting from a bankruptcy or insolvency of State Street Trust Company Canada not caused by political risk) under circumstances where State Street Bank and Trust Company and State Street Trust Company Canada have exercised reasonable care (including, without limitation, Acts of God, nuclear incident and the like).

 III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

 IV. Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.



         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                                STATE STREET BANK and TRUST COMPANY

By:  /s/ Raelene S. LaPlante                 By:  /s/ Ronald E. Logue
     -----------------------                      -------------------
  Name:  Raelene S. LaPlante                   Name:  Ronald E. Logue
 Title:  VP and Assoc. Counsel                Title:  Vice Chairman and
                                                      Chief Operating Officer


WITNESSED BY:                                ALLIANCE PREMIER GROWTH FUND, INC.

By:  /s/ Domenick Pugliese                   By:  /s/ Edmund P. Bergen, Jr.
     ---------------------                        -------------------------
  Name:  Domenick Pugliese                     Name:  Edmund P. Bergen, Jr.
 Title:  Asst. Secretary                      Title:  Secretary

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-----------------      ---------------------------------------------------------
Argentina              Citibank, N.A.

Australia              Westpac Banking Corporation

Austria                Erste Bank der Osterreichischen Sparkassen AG

Bahrain                HSBC Bank Middle East (as delegate of The Hongkong
                        and Shanghai Banking Corporation Limited)

Bangladesh             Standard Chartered Bank

Belgium                Fortis Bank nv-sa

Bermuda                The Bank of Bermuda Limited

Bolivia                Citibank, N. A.

Botswana               Barclays Bank of Botswana Limited

Brazil                 Citibank, N.A.

Bulgaria               ING Bank N.V.

Canada                 State Street Trust Company Canada

Chile                  BankBoston, N.A.

People's Republic      The Hongkong and Shanghai Banking Corporation Limited,
   of China             Shanghai and Shenzhen branches

Colombia               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica             Banco BCT S.A.

Croatia                Privredna Banka Zagreb d.d.

Cyprus                 The Cyprus Popular Bank Ltd.

Czech Republic         Ceskoslovenska. Obchodni Banka, A.S.

Denmark                Danske Bank A/S

Ecuador                Citibank, N.A.

Egypt                  Egyptian British Bank S.A.E. (as delegate of The
                        Hongkong and Shanghai Banking Corporation Limited)

Estonia                Hansabank

Finland                Merita Bank Plc.

France                 BNP Paribas, S.A.

Germany                Dresdner Bank AG

Ghana                  Barclays Bank of Ghana Limited

Greece                 National Bank of Greece S.A.

Hong Kong              Standard Chartered Bank

Hungary                Citibank Rt.

Iceland                Iceland Ltd.

India                  Deutsche Bank AG
                       The Hongkong and Shanghai Banking Corporation Limited

Indonesia              Standard Chartered Bank

Ireland                Bank of Ireland

Israel                 Bank Hapoalim B.M.

Italy                  BNP Paribas, Italian Branch

Ivory Coast            Societe Generale de Banques en Cote d'Ivoire

Jamaica                Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                  The Fuji Bank, Limited The Sumitomo Bank, Limited

Jordan                 HSBC Bank Middle East (as delegate of The Hongkong
                        and Shanghai Banking Corporation Limited)

Kazakhstan             HSBC Bank Kazakhstan

Kenya                  Barclays Bank of Kenya Limited

Republic of Korea      The HongKong and Shanghai Banking Corporation Limited

Latvia                 a/s Hansabanka

Lebanon                HSBC Bank Middle East (as delegate of The Hongkong
                        and Shanghai Banking Corporation Limited)

Lithuania              Vilniaus Bankas AB

Malaysia               Standard Chartered Bank Malaysia Berhad

Mauritius              The Hongkong and Shanghai Banking Corporation sLimited

Mexico                 Citibank Mexico, S.A.

Morocco                Banque Commerciale du Maroc

Namibia                Standard Bank Namibia Limited

Netherlands            Fortis Bank (Nederland) N.V.

New Zealand            ANZ Banking Group (New Zealand) Limited

Nigeria                Stanbic Merchant Bank Nigeria Limited

Norway                 Christiania Bank og Kreditkasse ASA

Oman                   HSBC Bank Middle East (as delegate of The Hongkong
                        and Shanghai Banking Corporation Limited)

Pakistan               Deutsche Bank AG

Palestine              HSBC Bank Middle East (as delegate of The Hongkong
                        and Shanghai Banking Corporation Limited)

Panama                 BankBoston, N.A.

Peru                   Citibank, N.A.

Philippines            Standard Chartered Bank

Poland                 Citibank (Poland) S.A.

Portugal               Banco Comercial Portuges

Qatar                  HSBC Bank Middle East (as delegate of The Hong Kong
                        and Shanghai Banking Corporation Limited)

Romania                ING Bank N.V.

Russia                 Credit Suisse First Boston AO - Moscow First Boston
                        - Zurich)

Singapore              The Development Bank of Singapore Limited

Slovak Republic        Ceskoslovenska. Obchodni Banka, A.S.

Slovenia               Bank Austria Creditanstalt d.d. - Ljubljana

South Africa           Standard Bank of South Africa Limited

Spain                  Banco Santander Central Hispano S.A.

Sri Lanka              The Hongkong and Shanghai Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited

Sweden                 Skandinaviska Enskilda Banken

Switzerland            UBS AG

Taiwan - R.O.C.        Central Trust of China

Thailand               Standard Chartered Bank

Trinidad & Tobago      Republic Bank Limited

Tunisia                Banque Internationale Arabe de Tunisie

Turkey                 Citibank, N.A.

Ukraine                ING Bank Ukraine

United Kingdom         State Street Bank and Trust Company, London Branch

Uruguay                BankBoston, N.A.

Venezuela              Citibank, N.A.

Vietnam                The Hongkong and Shanghai Banking Corporation Limited

Zambia                 Barclays Bank of Zambia Limited

Zimbabwe               Barclays Bank of Zimbabwe Limited
--------------------------------------------------------------------------------

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-----------------      ---------------------------------------------------------
Argentina              Caja de Valores S.A.

Australia              Austraclear Limited
                       Reserve Bank Information and Transfer System

Austria                Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                        Division)

Belgium                Caisse Interprofessionnelle de Depots et de Virements de
                        Titres, S.A.
                       Banque Nationale de Belgique

Brazil                 Companhia Brasileira de Liquidacdo e Custodia
                       Sistema Especial de Liquidacdo e de Custodia (SELIC) Central de Custodia e de Liquidacao Financeira de Titulos
                        Privados (CETIP)

Bulgaria               Central Depository AD
                       Bulgarian National Bank

Canada                 Canadian Depository for Securities Limited

Chile                  Deposito Central de Valores S.A.

People's Republic      Shanghai Securities Central Clearing & Registration Corp
   of China             -oration Shenzhen Securities Central Clearing Co., Ltd.

Colombia               Deposito Centralizado de Valores

Costa Rica             Central de Valores S.A.

Croatia                Ministry of Finance
                       National Bank of Croatia
                       Sredisnja Depozitarna Agencija d.d.

Czech Republic         Stredisko cennych papiru
                       Czech National Bank

Denmark Vrdipapircentralen (Danish Securities Center) Egypt Misr for Clearing, Settlement, and Depository Estonia Eesti Vaartpaberite Keskdepositoorium

Finland                Finnish Central Securities Depository

France                 Societe Interprofessionnelle pour la Compensation
                        des Valeurs Mobilieres

Germany                Clearstream Banking AG, Frankfurt

Greece                 Bank of Greece, System for Monitoring Transactions in
                        Securities in Book-Entry Form
                       Apothetirion Titlon AE - Central Securities Depository

Hong Kong              Central Clearing and Settlement System
                       Central Moneymarkets Unit

Hungary                Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

India                  National Securities Depository Limited
                       Central Depository' Services India Limited
                       Reserve Bank of India

Indonesia              Bank Indonesia
                       PT Kustodian Sentral Efek Indonesia

Israel                 Tel Aviv Stock Exchange Clearing House Ltd.
                        (TASE Clearinghouse)

Italy                  Monte Titoli S.p.A.

Ivory Coast            Depositaire Central -- Banque de Reglement

Jamaica                Jamaica Central Securities Depository

Japan                  Japan Securities Depository Center (JASDEC)
                       Bank of Japan Net System

Kazakhstan             Central Depository of Securities

Kenya                  Central Bank of Kenya

Republic of Korea      Korea Securities Depository

Latvia                 Latvian Central Depository

Lebanon                Custodian and Clearing Center of Financial Instruments
                        for Lebanon and the Middle East (Midclear) S.A.E.
                       Banque du Liban

Lithuania              Central Securities Depository of Lithuania

Malaysia               Malaysian Central Depository Sdn. Bhd.
                       Bank Negara Malaysia, Scripless Securities Trading and
                        Safekeeping System

Mauritius              Central Depository and Settlement Co. Ltd.
                       Bank of Mauritius

Mexico                 S.D. INDEVAL (Instituto para el Deposito de Valores)

Morocco                Maroclear

Netherlands            Nederlands Centraal Instituut voor Giraal
                        Effectenverkeer B.V. (NECIGEF)

New Zealand            New Zealand Central Securities Depository Limited

Nigeria                Central Securities Clearing System Limited

Norway                 Verdipapirsentralen (Norwegian Central Securities
                        Depository)

Oman                   Muscat Depository & Securities Registration Company,
                        SAOC

Pakistan               Central Depository Company of Pakistan Limited
                       State Bank of Pakistan

Palestine              Clearing Depository and Settlement, a department of the
                        Palestine Stock Exchange

Peru                   Caja de Valores y Liquidaciones, Institucion de
                        Compensacion y Liquidacion de Valores S.A.

Philippines            Philippine Central Depository, Inc.
                       Registry of Scripless Securities (ROSS) of the Bureau of
                        Treasury

Poland                 National Depository of Securities Krajowy Depozyt
                        Papierow Wartosciowych SA
                       Central Treasury Bills Registrar

Portugal               Central de Valores Mobiliarios

Qatar                  Central Clearing and Registration (CCR), a department of
                        the Doha Securities Market

Romania                National Securities Clearing, Settlement and Depository
                        Company
                       Bucharest Stock Exchange Registry Division
                       National Bank of Romania

Singapore              Central Depository (Pte) Limited
                       Monetary Authority of Singapore

Slovak Republic        Stredisko cennych papierov
                       National Bank of Slovakia

Slovenia               Klirinsko Depotna Druzba d.d.

South Africa           Central Depository Limited Share Transactions Totally
                        Electronic (STRATE) Ltd.

Spain                  Servicio de Compensacion y Liquidacion de Valores, S.A.
                       Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka              Central Depository System (Pvt) Limited

Sweden                 Vardepapperscentralen VPC AB (Swedish Central Securities
                        Depository)

Switzerland            SegaIntersettle AG (S1S)

Taiwan - R.O.C.        Taiwan Securities Central Depository Co., Ltd.

Thailand               Thailand Securities Depository Company Limited

Tunisia                Societe Tunisienne Interprofessionelle pour la
                        Compensation et de Depots des Valeurs Mobilieres

Turkey                 Takas ve Saklama Bankasi A.S. (TAKASBANK)
                       Central Bank of Turkey

Ukraine                National Bank of Ukraine

United Kingdom         Central Gifts Office and Central Moneymarkets Office

Venezuela              Banco Central de Venezuela

Zambia                 LuSE Central Shares Depository Limited
                       Bank of Zambia
--------------------------------------------------------------------------------

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information
(Frequency)                         Brief Description
-------------------------------     --------------------------------------------
The Guide to Custody in World       An overview of safekeeping and settlement
  Markets (annually)                practices and procedures in each market in
                                    which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review       Information relating to the operating
  (annually)                        history and structure of depositories and
                                    subcustodians located in the markets in
                                    which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                 With respect to each market in which State
  (annually)                        Street Bank and Trust Company offers
                                    custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the
                                    Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-
                                    Custodian or Foreign Securities System,
                                    (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements             Copies of the subcustodian contracts State
(annually)                          Street Bank and Trust Company has entered
                                    into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly)          Developments of interest to investors in the
                                    markets in which State Street Bank and Trust
                                    Company offers custodial services.

Foreign Custody Advisories          With respect to markets in which State
(as necessary)                      Street Bank and Trust Company offers
                                    custodial services which exhibit special custody risks, developments which may impact
                                    State Street's ability to deliver expected levels of service.





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